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_______________________________________________________________________________




                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




     Date of report (Date of earliest event reported):  December 19, 2002


                             DEL MONTE FOODS COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    001-14335               13-3542950
 ----------------------------  ------------------------  ------------------
 (State or Other Jurisdiction  (Commission File Number)     (IRS Employer
      of Incorporation)                                  Identification No.)


           One Market @ The Landmark
           San Francisco, California                            94105
    ----------------------------------------                 ----------
    (Address of Principal Executive Offices)                 (Zip Code)


   Registrant's telephone number, including area code:  (415) 247-3000
                                                        --------------

                                     N/A
       ------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


_______________________________________________________________________________
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Item 5.    Other Events.

      On December 20, 2002, Del Monte Foods Company (the "Company") announced the acquisition of certain businesses of H. J. Heinz Company ("Heinz"), including Heinz's U.S. and Canadian pet food, U.S. tuna and retail private label soup, and U.S. infant feeding businesses (the "Heinz Businesses"). The acquisition was completed pursuant to a Separation Agreement, dated as of June 12, 2002 between Heinz and SKF Foods Inc., a wholly-owned direct subsidiary of Heinz ("SKF"), and an Agreement and Plan of Merger, dated as of June 12, 2002, by and among the Company, Heinz, SKF and Del Monte Corporation, a wholly-owned direct subsidiary of the Company ("DMC"). Under the terms of the Merger Agreement and Separation Agreement, (i) Heinz transferred the Heinz Businesses to SKF and distributed all of the issued and outstanding shares of SKF common stock on a pro rata basis (the "Distribution") to the holders of the outstanding common stock of Heinz on December 19, 2002, and (ii) immediately following the Distribution, DMC merged with and into SKF, with SKF being the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger").

      The Company is filing this report to confirm that KPMG LLP ("KPMG") will continue to serve as the Company's independent accountant following the Merger. KPMG has been the Company's independent accountant since 1997.

      Although the acquisition of the Heinz Businesses by the Company was structured as a reverse subsidiary merger, because SKF is being treated as the acquiror of DMC for accounting purposes, the historical financial statements of SKF will constitute the historical financial statements of the Company as of the consummation of the Merger. PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") audited the financial statements of the Heinz Businesses prior to the consummation of the Merger. As a result, following the Merger, the Company's historical financial statements will indicate that PricewaterhouseCoopers audited the historical financial statements of the Company for the fiscal years ending May 1, 2002 and May 2, 2001.

      Under the terms of the Merger Agreement, effective upon the closing of the Merger on December 20, 2002, the number of directors of the Company was reduced from ten to nine and the following seven directors prior to the Merger resigned: Patrick Foley, Jeffrey A. Shaw, Wesley J. Smith, Richard W. Boyce, Al Carey, Denise O'Leary and Brian E. Haycox. Also effective upon the closing of the Merger, the following six directors designated by Heinz: Samuel H. Armacost, Mary (Nina) R. Henderson, Gerald E. Johnston, David R. Williams, Joe Morgan and Terry Martin, were elected to the board of directors of the Company to join the three directors designated by the Company: Richard G. Wolford, William S. Price and Timothy G. Bruer.

Item 8.    Change in Fiscal Year.

      On December 19, 2002, the board of directors of the Company approved a change in the Company's fiscal year end from June 30 to the Sunday closest to April 30, effective upon the closing of the Merger.



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                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Del Monte Foods Company

Date:  January 3, 2003                  By:      /s/ James Potter
                                                -----------------
                                        Name:   James Potter
                                        Title:  Secretary






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